Exhibit 99.1

Mueller Industries, Inc. Reports Second Quarter 2014 Earnings

MEMPHIS, Tenn., July 22, 2014 -- Mueller Industries, Inc. (NYSE: MLI) announced today net income of $35.0 million, or 62 cents per diluted share, for the second quarter of 2014.  This compares with net income from normal operations in the second quarter of 2013 of $25.5 million, or 45 cents per diluted share.  During the second quarter of 2013, the Company also recognized an after-tax gain of $65.6 million, or $1.17 per diluted share, on the settlement of an insurance claim.  Diluted earnings per share for 2013 have been adjusted to reflect a 2-for-1 stock split that was effected during the first quarter of 2014.

Net sales for the second quarter were $649.7 million compared with $582.3 million for the same quarter of the prior year representing an increase of 11.6 percent.  Sales were positively impacted by a 15.9 percent increase in unit volumes, partially offset by a 4.6 percent reduction in copper prices in the second quarter of 2014 compared with the same period of the prior year.  Copper prices averaged $3.10 per pound in the second quarter of 2014 compared with $3.25 per pound in the same period of 2013.

Financial highlights for the second quarter of 2014:
-	Acquired businesses contributed 10.8 percent of the overall 15.9 percent increase in unit volumes.

-	The effective tax rate for the quarter reflects a reduction in valuation allowances previously recorded against certain state tax credits.

-	Results include $2.4 million of severance and other charges related to the U.K. copper tube business acquired in the first quarter of 2014.

-	Quarter end cash totaled $242.2 million equal to $4.27 per share.

-	Stockholders’ equity was $760.8 million, which equates to a book value per share of $13.42.

-	Debt to total capitalization ratio was 25.1 percent and the current ratio was 3.5 to 1.

Regarding the outlook, Greg Christopher, CEO said, “Despite the lack of supportive market conditions, we are pleased with how our businesses continue to improve.  Although there are fluctuations in building construction metrics the overall direction seems to be improving and we anticipate the same will continue into the second half of the year.”

Mueller Industries, Inc. is a leading manufacturer of copper tube and fittings; brass and copper alloy rod, bar and shapes; aluminum and brass forgings; aluminum and copper impact extrusions; plastic fittings and valves; refrigeration valves and fittings; and fabricated tubular products.  Mueller’s operations are located throughout the United States and in Canada, Mexico, Great Britain, and China.  Mueller’s business is importantly linked to: (1) the construction of new homes; (2) the improvement and reconditioning of existing homes and structures; and (3) the commercial construction market that includes office buildings, factories, hotels, hospitals, etc.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties.  These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company's SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” and similar expressions are intended to identify forward-looking statements.  The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report.  The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT

Jeffrey A. Martin

(901)753-3226

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MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Six Months Ended
(In thousands, except per share data)	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Net sales	$649,691	$582,282	$1,224,065	$1,141,972

Cost of goods sold	557,775	501,125	1,053,552	983,975
Depreciation and amortization	8,592	8,328	16,699	16,482
Selling, general, and administrative expense	35,120	34,814	67,303	66,157
Insurance settlement	—	(106,332)	—	(106,332)

Operating income	48,204	144,347	86,511	181,690
Interest expense	(1,457)	(1,101)	(2,483)	(1,697)
Other income, net	127	319	215	3,482

Income before income taxes	46,874	143,565	84,243	183,475
Income tax expense	(11,665)	(51,723)	(24,080)	(65,199)

Consolidated net income	35,209	91,842	60,163	118,276
Net income attributable to noncontrolling interest	(164)	(692)	(412)	(924)

Net income attributable to Mueller Industries, Inc.	$35,045	$91,150	$59,751	$117,352

Weighted average shares for basic earnings per share	55,973	55,681	55,946	55,663
Effect of dilutive stock-based awards	747	740	800	744

Adjusted weighted average shares for diluted earnings per share	56,720	56,421	56,746	56,407

Basic earnings per share	$0.63	$1.64	$1.07	$2.11

Diluted earnings per share	$0.62	$1.62	$1.05	$2.08

Dividends per share	$0.075	$0.0625	$0.150	$0.125

Summary Segment Data:

Net sales:
Plumbing & Refrigeration Segment	$397,190	$328,673	$735,217	$640,487
OEM Segment	255,409	257,044	495,439	510,831
Elimination of intersegment sales	(2,908)	(3,435)	(6,591)	(9,346)

Net sales	$649,691	$582,282	$1,224,065	$1,141,972

Operating income:
Plumbing & Refrigeration Segment	$32,330	$129,810	$56,215	$152,437
OEM Segment	23,216	20,939	44,502	41,262
Unallocated expenses	(7,342)	(6,402)	(14,206)	(12,009)

Operating income	$48,204	$144,347	$86,511	$181,690

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MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	June 28, 2014	December 28, 2013
ASSETS
Cash and cash equivalents	$242,199	$311,800
Accounts receivable, net	367,299	271,847
Inventories	291,138	251,716
Other current assets	45,410	39,354

Total current assets	946,046	874,717

Property, plant, and equipment, net	245,441	244,457
Other assets	158,371	128,593

	$1,349,858	$1,247,767

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of debt	$60,328	$29,083
Accounts payable	101,671	80,897
Other current liabilities	106,154	109,276

Total current liabilities	268,153	219,256

Long-term debt	205,750	206,250
Pension and postretirement liabilities	26,818	27,426
Environmental reserves	21,661	22,144
Deferred income taxes	33,226	35,975
Other noncurrent liabilities	1,306	849

Total liabilities	556,914	511,900

Total Mueller Industries, Inc. stockholders’ equity	760,823	703,405
Noncontrolling interest	32,121	32,462

Total equity	792,944	735,867

	$1,349,858	$1,247,767

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MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
(In thousands)	June 28, 2014	June 29, 2013

Cash flows from operating activities
Consolidated net income	$60,163	$118,276
Reconciliation of consolidated net income to net cash (used in) provided by operating activities:
Depreciation and amortization	16,840	16,649
Stock-based compensation expense	3,526	3,326
Insurance settlement	—	(106,332)
Insurance proceeds – noncapital related	—	32,395
Gain on disposal of properties	(1,225)	(2,984)
Deferred income taxes	(6,523)	12,468
Income tax benefit from exercise of stock options	(316)	(95)
Changes in assets and liabilities, net of business acquired
Receivables	(100,413)	(35,095)
Inventories	(20,619)	4,705
Other assets	(8,886)	(306)
Current liabilities	7,373	6,150
Other liabilities	(893)	(423)
Other, net	92	420

Net cash (used in) provided by operating activities	(50,881)	49,154

Cash flows from investing activities
Capital expenditures	(18,833)	(21,687)
Business acquired, net of cash acquired	(30,137)	—
Insurance proceeds for property and equipment	—	29,910
Net withdrawals from (deposits into) restricted cash balances	1,815	(4,721)
Proceeds from the sales of properties	4,874	3,016

Net cash (used in) provided by investing activities	(42,281)	6,518

Cash flows from financing activities
Repayments of long-term debt	(500)	(500)
Dividends paid to stockholders of Mueller Industries, Inc.	(8,394)	(6,960)
Debt issuance cost	—	(50)
Issuance of debt	22,635	—
Issuance (repayment) of debt by joint venture, net	8,903	15,544
Net cash received to settle stock-based awards	296	260
Repurchase of common stock	(58)	—
Income tax benefit from exercise of stock options	316	95

Net cash provided by financing activities	23,198	8,389

Effect of exchange rate changes on cash	363	(1,328)

(Decrease) increase in cash and cash equivalents	(69,601)	62,733
Cash and cash equivalents at the beginning of the period	311,800	198,934

Cash and cash equivalents at the end of the period	$242,199	$261,667

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MUELLER INDUSTRIES, INC.
Reconciliation of Net Income as Reported to Pro forma Without Insurance Settlement
(Unaudited)

Earnings attributable to normal operations without the insurance settlement is a measurement not derived in accordance with generally accepted accounting principles (GAAP).  Excluding the insurance settlement is useful as it measures the operating results that are the outcome of daily operating decisions made in the normal course of business.  The insurance settlement was related to a 2011 claim at the Company's Wynne, Arkansas, manufacturing operations.  Reconciliation of earnings attributable to normal operations without the insurance settlement to net income as reported is as follows:

	For the Quarter Ended June 29, 2013
(In thousands, except per share data)	As Reported	Impact of Insurance Settlement	Pro forma Without Insurance Settlement

Operating income	$144,347	$106,332	$38,015

Interest expense	(1,101)	—	(1,101)
Other income, net	319	—	319

Income before income taxes	143,565	106,332	37,233
Income tax expense	(51,723)	(40,723)	(11,000)

Consolidated net income	91,842	65,609	26,233
Net income attributable to noncontrolling interest	(692)	—	(692)

Net income attributable to Mueller Industries, Inc.	$91,150	$65,609	$25,541

Diluted earnings per share	$1.62	$1.17	$0.45

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